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                                                                  Exhibit 5.01


                            HOGAN & HARTSON L.L.P
                               COLUMBIA SQUARE
                         555 THIRTEENTH STREET, N.W.
                         WASHINGTON, D.C. 20004-1109
                                (202) 637-5600
                                (202) 637-5910


                              November 18, 1998





Boards of Directors,
   New Plan Excel Realty Trust, Inc.
Board of Trustees,
   New Plan Realty Trust
1120 Avenue of the Americas
New York, NY  10036


Ladies and Gentlemen:

            We are acting as counsel to New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company"), and New Plan Realty Trust, a Massachusetts business trust (the "Trust"), in connection with the registration statement on Form S-3 of the Company and the Trust being filed with the U.S. Securities and Exchange Commission (the "SEC") on the date hereof (the "Registration Statement"), relating to certain securities of the Company and the Trust with an aggregate initial public offering price of up to $1,000,000,000 (or the equivalent thereof in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale). Specifically, the Registration Statement relates to the following securities of the Company: (i) debt securities (the "Debt Securities"); (ii) shares of preferred stock, $.01 par value per share (the "Preferred Shares"); (iii) Preferred Shares represented by depositary receipts (the "Depositary Shares"); (iv) shares of common stock, $.01 par value per share (the "Common Shares"); (v) warrants to purchase Debt Securities (the "Debt Warrants"); (vi) warrants to purchase Preferred Shares, Depositary Shares or Common Shares (the "Equity Warrants"); and (vii) rights to purchase Common Shares (the "Rights"). The Registration Statement also relates to guarantees of the Debt Securities by the Trust (the "Debt Guarantees" and, together with the Debt Securities, Preferred Shares, Depositary Shares, Common Shares, Debt Warrants, Equity Warrants and Rights, the "Securities").


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Boards of Directors
   New Plan Excel Realty Trust, Inc.
Board of Trustees,
   New Plan Realty Trust
November 18, 1998
Page 2




            Any of the Securities may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus that forms a part of the Registration Statement, and as to be set forth in one or more supplements to such prospectus. This opinion letter is furnished at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

            For purposes of this opinion letter, we have examined copies of the following documents:

            1. The Registration Statement (including the exhibits thereto referred to below).

            2. The charter of the Company, as certified by the Department of Assessments and Taxation of the State of Maryland (the "Department") on October 22, 1998 and by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

            3. The bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

            4. Certificate of good standing of the Company issued by the Department, dated October 23, 1998.

            5. The declaration of trust of the Trust, as certified by the Secretary of the Commonwealth of Massachusetts (the "Secretary of State") on October 22, 1998 and by the Assistant Secretary of the Trust on the date hereof as being complete, accurate and in effect.

            6. Certificate of good standing of the Trust issued by the Secretary of State, dated October 23, 1998.

            7. Resolutions of the board of directors of the Company, as certified by the Assistant Secretary of the Company on the date hereof as having been adopted at a meeting on October 8, 1998, and as being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

            8. Resolutions of the board of trustees of the Trust, as certified by the Assistant Secretary of the Trust on the date hereof as having been adopted at a meeting on October 8, 1998, and as being




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Boards of Directors
   New Plan Excel Realty Trust, Inc.
Board of Trustees,
   New Plan Realty Trust
November 18, 1998
Page 3


                  complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

            In our examination of these documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of the documents and the conformity to originals of documents submitted to us as copies (including telecopies). For purposes of rendering the opinions set forth below, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company and the Trust. This opinion letter is provided, and all statements herein are made, in the context of the foregoing.

            For purposes of this opinion letter, we have assumed that: (i) the issuance of any Securities of the Company will have been duly authorized and the terms of such Securities will have been duly determined and fixed by proper action of the board of directors of the Company or a duly authorized committee of such board consistent with the procedures and terms described in the Registration Statement and in accordance with the Company's charter and bylaws and applicable Maryland corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Company Securities; (ii) the issuance of any Debt Guarantees will have been duly authorized and the terms of such Debt Guarantees will have been duly determined and fixed by proper action of the board of trustees of the Trust or a duly authorized committee of such board consistent with the procedures and terms described in the Registration Statement and in accordance with the Trust's declaration of trust and applicable Massachusetts law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Trust or otherwise impair the legal or binding nature of the obligations represented by such Debt Guarantees; (iii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending its effectiveness will have been issued and remain in effect; (iv) any senior Debt Securities and Debt Guarantees thereof will be issued pursuant to an indenture for senior Debt Securities and any subordinated Debt Securities and Debt Guarantees thereof will be issued pursuant to an indenture for subordinated Debt Securities, each substantially in the form of such indenture filed as Exhibit 4.01 and Exhibit 4.02, respectively, to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner; (v) the indenture under which any Debt Securities and Debt



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Boards of Directors
   New Plan Excel Realty Trust, Inc.
Board of Trustees,
   New Plan Realty Trust
November 18, 1998
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Guarantees are issued will have been qualified under the Trust Indenture Act of
1939, as amended; (vi) before the issuance of any Preferred Shares or Depositary Shares, appropriate articles supplementary will have been approved by appropriate board action and will have been accepted for record by the Department; (vii) any Depositary Shares will be issued by a financial institution identified as depositary in and under a deposit agreement between the Company and the depositary in substantially the form of the deposit agreement filed as Exhibit 4.03 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner;
(viii) any Equity Warrants will be issued under one or more equity warrant agreements between the Company and a financial institution identified therein as warrant agent substantially in the form of the equity warrant agreement filed as
Exhibit 4.04 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner; (ix) any Debt Warrants will be issued under one or more debt warrant agreements between the Company and a financial institution identified therein as warrant agent substantially in the form of the debt warrant agreement filed as Exhibit 4.05 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner; (x) any Rights will be issued under one or more rights agreements between the Company and a financial institution identified therein as rights agent conferring legal rights on the holders of the Rights equivalent to the legal rights of holders of common stock warrants issued under a warrant agreement substantially in the form of the equity warrant agreement filed as
Exhibit 4.04 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner; (xi) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the action of the board of directors of the Company or board of trustees of the Trust, as applicable, or a duly authorized committee thereof authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement; and (xii) the Company will remain a Maryland corporation and the Trust will remain a Massachusetts business trust.

            To the extent that the obligations of the Company or the Trust with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that any other party under the indenture for any Debt Securities and Debt Guarantees, under the deposit agreement for any Depositary Shares, under the debt warrant agreement for any Debt Warrants, under the equity warrant agreement for any Equity Warrants and under the rights agreement for any Rights, namely, the trustee, the depositary, the warrant agent or the rights agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage


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Boards of Directors
   New Plan Excel Realty Trust, Inc.
Board of Trustees,
   New Plan Realty Trust
November 18, 1998
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in the activities contemplated by such indenture, deposit agreement, warrant agreement or rights agreement, as applicable; that such indenture, deposit agreement, warrant agreement or rights agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes a legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, deposit agreement, warrant agreement or rights agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, deposit agreement, warrant agreement or rights agreement, as applicable.

            This opinion letter is based as to matters of law solely on (i) the General Corporation Law of the State of Maryland, (ii) the law of the Commonwealth of Massachusetts applicable to Massachusetts business trusts and
(iii) New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

            Based upon, subject to and limited by the foregoing, we are of the opinion that:

            1. The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants), when duly executed and authenticated in accordance with the indenture relating thereto and delivered on behalf of the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of such indenture.

            2. The Preferred Shares (including any Preferred Shares duly issued upon the exercise of Warrants, or represented by Depositary Shares), when certificates therefor have been executed and delivered on behalf of the Company, will be validly issued, fully paid and non-assessable.

            3. The depositary receipts evidencing the Depositary Shares (including any Depositary Shares duly issued upon the exercise of Warrants), when duly countersigned and issued against deposit of such shares of preferred stock in accordance with the deposit agreement relating thereto, will entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.


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Boards of Directors
   New Plan Excel Realty Trust, Inc.
Board of Trustees,
   New Plan Realty Trust
November 18, 1998
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            4.    The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Warrants or Rights), when certificates therefor have been executed and delivered on behalf of the Company, will be validly issued, fully paid and non-assessable.

            5. The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto, when duly executed and delivered on behalf of the Company and countersigned by the warrant agent, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

            6. The Equity Warrants, upon due execution and delivery of an equity warrant agreement relating thereto, when duly executed and delivered on behalf of the Company and countersigned by the warrant agent, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

            7. The Rights, upon due execution and delivery of a rights agreement relating thereto, when duly executed and delivered on behalf of the Company and countersigned by the rights agent, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

            8. The Debt Guarantees, when duly executed and delivered on behalf of the Trust, will constitute valid and binding obligations of the Trust, enforceable in accordance with their terms.

            The opinions expressed in Paragraphs (1), (3), (5), (6), (7), and
(8) above with respect to the enforceability of obligations may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law). Such opinions shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses


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Boards of Directors
   New Plan Excel Realty Trust, Inc.
Board of Trustees,
   New Plan Realty Trust
November 18, 1998
Page 7



and to the exceptions set forth in the previous sentence, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

            We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

            We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

            In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.


                                          Very truly yours,

                                            /s/ Hogan & Hartson L.L.P.

                                          HOGAN & HARTSON L.L.P.